EXHIBIT 23.2

                             CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
James River Bankshares, Inc.:

We consent to incorporation by reference in the Registration Statements on Form S-8 of James River Bankshares, Inc. of our report dated January 18, 1995, relating to the balance sheets of The Bank of Waverly as of December 31, 1994 and 1993, and the related statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1994, which report appears in the Registration Statement on Form S-4 of James River Bankshares, Inc., SEC File No. 33-88322.

                                                   /s/ ERNY & MASON, P.C.

Petersburg, Virginia
August 7, 1996